UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

February 12, 2009
---------------------------
Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.
-----------------------------------------------
(Exact name of Company as specified in its charter)

Delaware	001-15697	22-3542636
---------------	---------------	----------------
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647
-----------------------------------------------------------------
(Address of principal executive offices)

(201) 750-2646
----------------------
(Company’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01     Changes in Registrant’s Certifying Accountant.

     Effective January 1, 2009, Miller, Ellin & Company, LLP (“Miller Ellin”), the independent accountant of Elite Pharmaceuticals, Inc., a Delaware corporation (the “Registrant”), and the principal accountant engaged to audit the Registrant’s financial statements, consummated a merger (the “Merger”) of its practice into the practice of Rosen Seymour Shapss Martin & Company LLP (“Rosen Seymour”), with Rosen Seymour the resulting surviving legal entity. As of the date of the Merger, Rosen Seymour, as a matter of law, succeeded Miller Ellin as the Registrant’s independent accountants, and the Registrant formally engaged Rosen Seymour, as successor in interest of Miller Ellin, as its new independent accountant and principal accountant to audit its financial statements. On February 19, 2009, the foregoing changes were unanimously approved and ratified by the Audit Committee of the Registrant’s Board of Directors (the “Audit Committee”).

     During the Registrant’s past two fiscal years, ended March 31, 2007 and March 31, 2008 (together, the “Fiscal Years”), respectively, Miller Ellin was engaged as the Registrant’s principal accountant to examine the Registrant’s financial statements for each such Fiscal Year. Miller Ellin’s reports on the Registrant’s financial statements for the Fiscal Years did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Fiscal Years and through the date of the Merger, including the subsequent interim periods ended June 30, 2008, September 30, 2008 and December 31, 2008 (the “Subsequent Interim Periods”), respectively, there were no disagreements with Miller Ellin, whether resolved or unresolved to Miller Ellin’s satisfaction, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Miller Ellin’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

     During the Fiscal Years and through the date of the Merger, including the Subsequent Interim Periods, no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K) occurred that would be required by Item 304(a)(1)(v) to be disclosed in this report.

     Except as described below, during the Fiscal Years and through the date of the Registrant’s engagement of Rosen Seymour, including the Subsequent Interim Periods, neither the Registrant nor anyone on its behalf consulted Rosen Seymour regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements, and either a written report was provided to the Registrant or oral advice was provided that Rosen Seymour concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement”(as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to such item) or “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K). As previously disclosed in Amendment No. 1 to the Registrant’s Form 10-K/A, filed on January 16, 2009 with the Securities and Exchange Commission (the “Commission”), the Registrant engaged Rosen Seymour to conduct a review of its internal controls over financial reporting, particularly with respect to the Registrant’s accounting procedures and related internal controls over expenditures, as a result of an investigation conducted by the Audit Committee regarding certain reimbursements of expenses that were made by the Registrant to Bernard J. Berk, its then-President, Chief Executive Officer and Chairman of the Registrant’s Board of Directors, without the prior receipt by the Registrant from Mr. Berk of adequate substantiation of such expenses. Rosen Seymour completed its review on January 23, 2009 and determined that nothing came to its attention during such review to indicate that the Registrant’s current internal controls over financial reporting are not effective.

     The Registrant has requested Miller Ellin and Rosen Seymour to review the disclosures contained in this report and has asked each of them to furnish it with a currently dated letter addressed to the Commission containing any new information, clarification of the Registrant’s expression of its views or the respects in which it does not agree with the statements made by the Registrant in response to Item 304(a) of Regulation S-K. A copy of each such letter is filed as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

a)	Not applicable.

b)	Not applicable.

c)	Not applicable.

d)	Exhibits.

Exhibit No.	Exhibit

16.1	Letter, dated March 12, 2009, from Miller Ellin & Company, LLP to the U.S. Securities and Exchange Commission

16.2	Letter, dated March 12, 2009, from Rosen Seymour Shapss Martin & Company LLP to the U.S. Securities and Exchange Commission

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2009

ELITE PHARMACEUTICALS, INC.

By:	/s/ Chris Dick
Chris Dick
Acting Chief Executive Officer and
Chief Operating Officer